UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2021

Reneo Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40315	47-2309515
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18575 Jamboree Road, Suite 275-S Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 283-0280

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	RPHM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On December 23, 2021, Reneo Pharmaceuticals, Inc. (the “Company”) entered into a Transition, Separation and Consulting Agreement (the “Agreement”) with Wendy Johnson, in connection with her previously announced resignation from the Company.

The Agreement provides that until December 31, 2021 (the “Separation Date”), Ms. Johnson will continue to serve as the Company’s Chief Business Officer, a role which she undertook upon the hiring and appointment of Ashley F. Hall, J.D. to the position of Chief Development Officer. Until the Separation Date, Ms. Johnson will continue to receive a base salary of $365,000 per year and will continue to be eligible for the Company’s standard benefits. Ms. Johnson’s options to purchase shares of the Company’s common stock (the “Equity Awards”) will continue to vest according to the terms of the Company’s 2014 Equity Incentive Plan, as amended, and the option agreements under such plan.

In connection with the separation, and contingent upon Ms. Johnson’s execution of a standard release of claims (the “Release”), the Company has agreed to pay Ms. Johnson severance in the amount of $100,000 (the “Severance Payment”), subject to standard withholdings. The Severance Payment will be paid to Ms. Johnson as a lump sum within ten days of the Release being executed.

Additionally, pursuant to the Agreement, the Company has agreed, subject to Ms. Johnson’s execution of the Release, to engage her as a consultant (the “Consulting Agreement”) for a period of eighteen months from the Separation Date (the “Consulting Period”). As consideration for her consulting services, the Equity Awards will continue to vest during the Consulting Period, provided that if the Company prevents the consulting relationship with Ms. Johnson to commence on the Separation Date or if, prior to June 30, 2023, the Company terminates the consulting relationship with Ms. Johnson, in each case, for a reason other than due to her breach of the Agreement or of a continuing obligation owed to the Company, then the Company shall accelerate the vesting of her outstanding Equity Awards in full. Ms. Johnson will also receive cash compensation at the rate of $10,000 per calendar month for her consulting services, provided that if the number of hours of consulting services Ms. Johnson provides in a calendar month is greater than 32 hours, she shall be compensated at an hourly rate for every excess hour.

The foregoing description of the material terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, a copy of which the Company intends to file with the Securities and Exchange Commission as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Reneo Pharmaceuticals, Inc.

Date: December 27, 2021	By:	/s/ Gregory J. Flesher
Gregory J. Flesher Chief Executive Officer